UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 5, 2024

Solo Brands, Inc.
(Exact Name of Registrant as Specified in its Charter)
Commission File Number 001-40979

Delaware		87-1360865
State or Other Jurisdiction of Incorporation or Organization		I.R.S. Employer Identification No.

1001 Mustang Dr.
Grapevine,	TX	76051
Address of Principal Executive Offices		Zip Code
(817) 900-2664
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	DTC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2024, the Board of Directors (the “Board”) of Solo Brands, Inc. (the “Company”) appointed John Larson as a member of the Board, effective on the same date. Mr. Larson will serve as a Class I director with a term expiring at the 2025 annual meeting of stockholders and until his successor is elected and qualified or his earlier death, resignation or removal. The Board also appointed Mr. Larson to serve on the Board’s Compensation Committee and Nominating and Corporate Governance Committee, also effective December 5, 2024.

Mr. Larson, age 62, has served as Chief Executive Officer of Bestop, Inc., a leading manufacturer of soft tops and accessories for Jeep vehicles, since 2015. He previously served as Chief Executive Officer of Escort Inc., an automobile electronics manufacturer from 2008 to 2014 and as its President and Chief Operating Officer from 2007 to 2008. Prior to that, he worked in a number of senior management positions at General Motors Company, a leading car manufacturer, from 1986 to 2007. He has served on a number of public and private company boards, including as Chairman of IAA, Inc. from 2019 until 2023; the Lead Independent Director of KAR Auction Services, Inc., a provider of vehicle auction services, from 2015 to 2019, and a director for SCA Performance, Inc. a leading manufacturer of high-end custom trucks for Ford, GM and Dodge, from 2018 to 2020. Mr. Larson received a B.S. in Finance from Northern Illinois University and an M.S. in Management from Purdue University.

There are no arrangements or understandings between Mr. Larson and any other person pursuant to which he was selected as a director, and there are no relationships or transactions in which Mr. Larson has an interest requiring disclosure under Item 404(a) of Regulation S-K currently contemplated or since the beginning of the last fiscal year. As a non-employee director of the Company, Mr. Larson will participate in the compensation program for non-employee directors which provides for:

•An annual cash retainer of $60,000 for service on the Board;

•An annual cash retainer of $7,500 for service on the Compensation Committee and an annual cash retainer of $7,500 for service on the Nominating and Corporate Governance Committee;

•An initial award of restricted stock units having an aggregate grant date fair value date of $160,000, pro-rated for the number of days during which he is expected to serve until the next annual meeting of stockholders, that will vest on the date immediately preceding the next annual meeting of stockholders, subject to his continued service on the Board through such date; and

•An annual award of restricted stock units having an aggregate grant date fair value of $160,000 on the date of each annual meeting of stockholders on which Mr. Larson will continue to serve on the board that will vest on the earlier of the date immediately preceding the next annual meeting of stockholders or the first anniversary of the grant date, subject to Mr. Larson’s continued service on the Board through such date.

In addition, the Company entered into its standard indemnification agreements for directors and officers with Mr. Larson.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Solo Brands, Inc.
(Registrant)

Date:	December 6, 2024	By:	/s/ Kent Christensen
Kent Christensen
General Counsel